For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

5033899

Ministry of Government and Consumer Services
Ministère des Services gouvernementaux et des Services aux consommateurs
Ontario
CERTIFICATE
This is to certify that these articles are effective on
CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JULY 07 JUILLET, 2021

Barbara Duckitt
Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF CONTINUANCE
STATUTS DE MAINTIEN

Form 6
Business Corporations Act

Formule 6
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

PRIMO WATER CORPORATION

2. The corporation is to be continued under the name (if different from 1):
Nouvelle dénomination sociale de la société (si elle différente de celle inscrite ci-dessus) :

3. Name of jurisdiction the corporation is leaving: / Nom du territoire (province ou territoire, État ou pays) que quitte la société :

Canada

Name of jurisdiction / Nom du territoire

4. Date of incorporation/amalgamation: / Date de la constitution ou de la fusion :

2020/03/02

Year, Month, Day / année, mois, jour

5. The address of the registered office is: / Adresse du siège social en :

1200 Britannia Road East

Street & Number or R.R. Number & if Multi-Office Building give Room No.
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

Mississauga — ONTARIO — L4W 4T5

Name of Municipality or Post Office / Nom de la municipalité ou du bureau de poste — Postal Code/Code postal

© Queen's Printer for Ontario, 2011 / © Imprimeur de la Reine pour l'Ontario, 2011

6. Number of directors is/are: Nombre d'administrateurs :

Fixed number / Nombre fixe	OR minimum and maximum / OU minimum et maximum	
	3	15

7. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' Résident canadien Oui/Non
Graham W. Savage	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	Yes
Stephen Howard Halperin	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	Yes
Jerry Fowden	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Eric Stuart Rosenfeld	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Thomas Harrington	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Mario Pilozzi	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	Yes

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pourvoirs de la société.

None

7. The director(s) of the corporation are: *Administrateur(s)*

First name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code. *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident canadien Oui/Non*
Britta Bomhard	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Gregory Rush Monahan	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Steven P. Stanbrook	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Susan E. Cates	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No
Billy Dean Prim	4221 West Boy Scout Boulevard, Tampa, Florida USA 33607	No

9. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

The Corporation is authorized to issue the following classes of shares:

(a) an unlimited number of first preferred shares, issuable in series ("First Preferred Shares");

(b) an unlimited number of second preferred shares, issuable in series ("Second Preferred Shares"); and

(c) an unlimited number of common shares ("Common Shares").

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

See pages 4A to 4I attached hereto.

SCHEDULE TO ARTICLES OF CONTINUANCE
OF
PRIMO WATER CORPORATION

10. The rights, privileges, restrictions and conditions attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

1.0 FIRST PREFERRED SHARES

The First Preferred Shares shall, as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

1.1 The First Preferred Shares may be issued at any time and from time to time in one or more series, each series to consist of such number of First Preferred Shares as may, before the issue thereof, be determined by resolution passed by the Board of Directors of the Corporation. The number of shares of any series may from time to time be increased by the Board of Directors of the Corporation upon compliance with the same conditions as are applicable to the issue of shares of a new series.

1.2 The Board of Directors of the Corporation shall, subject as hereinafter provided and subject to the provisions of the *Business Corporations Act* (Ontario) (the "**Act**"), fix, by resolution duly passed before the issue of the First Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions to be attached to the First Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing:

(i) provisions, if any, with respect to the rights of the holders of the First Preferred Shares of such series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

(ii) whether any dividends shall be payable on the First Preferred Shares of such series and, if dividends are to be payable thereon, the rate, amount or method of calculation of preferential dividends, whether fixed or fluctuating, whether cumulative or non-cumulative, whether such dividends are payable in money or by the issue of fully paid shares of the Corporation, the currency or currencies of payment, the date or dates and places of payment of preferential dividends and the date or dates from which such preferential dividends shall accrue;

(iii) the rights of the Corporation if any, to purchase or redeem the First Preferred Shares of such series, and the purchase or redemption price or the method of calculating the same, and the terms and conditions of any such purchase or redemption;

(iv) provisions, if any, with respect to the rights of the holders of the First Preferred Shares of such series to tender such shares to the Corporation for purchase by the Corporation and to oblige the Corporation to make such purchase;

(v) the conversion rights, if any;

(vi) the terms and conditions of any share purchase plan or sinking fund with respect to the First Preferred Shares of such series; and

(vii) the restrictions, if any, respecting payment of dividends on the Second Preferred Shares, the Common Shares or on any other shares of the Corporation ranking junior to the First Preferred Shares;

the whole subject to articles of amendment setting forth the designation, rights, privileges, restrictions and conditions to be attached to the First Preferred Shares of such series and the issue of a certificate of amendment in respect thereof.

1.3 The First Preferred Shares shall, with respect to the payment of dividends, be entitled to preference over the Second Preferred Shares, the Common Shares and over any other shares of the Corporation ranking junior to the First Preferred Shares, and no dividends (other than stock dividends payable in shares of the Corporation ranking junior to the First Preferred Shares) shall at any time be declared or paid or set apart for payment on the Second Preferred Shares, the Common Shares or on any other shares of the Corporation ranking junior to the First Preferred Shares, nor shall the Corporation call for redemption or purchase any of the First Preferred Shares (less than the total number of First Preferred Shares then outstanding) or any shares of the Corporation ranking junior to the First Preferred Shares unless at the date of such declaration or call for redemption or purchase, as the case may be, all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

1.4 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the First Preferred Shares shall be entitled to receive, before any amount shall be paid to, or any property or assets of the Corporation distributed among, the holders of the Second Preferred Shares, the Common Shares or any other shares of the Corporation ranking junior to the First Preferred Shares, (i) the amount paid up on such First Preferred Shares, together with, in the case of cumulative First Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative First Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of said First Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said First Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said First Preferred Shares respectively. After payment to the holders of the First Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

1.5 The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, provided, however, that in case such assets are insufficient to pay in full the amount due on all the First Preferred Shares, then such assets shall be applied firstly, to the payment equally and rateably of an amount equal to the amount paid up on the First Preferred Shares of each series and the premium thereon, if any, and, secondly, *pro rata* in the payment of accrued and unpaid cumulative dividends and declared and unpaid non-cumulative dividends.

1.6 The holders of the First Preferred Shares shall not, as such, be entitled as of right to subscribe for, or to purchase or receive the whole or any part of any issue of any shares, or of any bonds, debentures or other securities of the Corporation now or hereafter authorized, otherwise than in accordance with the exercise of the conversion rights, if any, which may from time to time attach to any series of first preferred shares.

1.7 The provisions contained in Section 1.1 to 1.6 inclusive, and in this Section 1.7 may be repealed or amended in whole or in part by articles of amendment and the issue of a certificate of amendment in respect thereof, but only with the prior approval of the holders of the first preferred shares given as hereinafter specified in addition to any other approval required under the Act.

The approval of the holders of the First Preferred Shares as to any and all matters hereinbefore referred to may be given in writing by a resolution signed by all the holders of the First Preferred Shares or by resolution passed by not less than two-thirds (2/3) of the votes cast at a meeting of the holders of the First Preferred Shares duly called for the purpose at which meeting, when originally held, the holders of not less than a majority of the outstanding First Preferred Shares are present in person or represented by proxy in accordance with the by-laws of the Corporation. If at any such meeting, the holders of a majority of the outstanding First Preferred Shares are not present in person or represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being no less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of the meeting and, at such adjourned meeting, the holders of First Preferred Shares present in person or represented by proxy, whether or not they hold more or less than a majority of all First Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the First Preferred Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the First Preferred Shares shall be given not less than twenty-one (21) days nor more than fifty (50) days prior to the date fixed for such meeting and shall state the nature of the business to be transacted and the text of any resolution to be submitted to the meeting. Notice of any such adjourned meeting shall be given: (i) not less than seven (7) days prior to the date fixed for such adjourned meeting, if the original meeting was adjourned by one or more adjournments for an aggregate of less than thirty (30) days, but it shall not be necessary to state in such notice the business for which the adjourned meeting is called or the text of any resolution to be submitted to the adjourned meeting, and (ii) as required by the Act, if the original meeting was adjourned by one or more adjournments for an aggregate of thirty (30) days or more. The formalities to be

observed with respect to the giving of notice of any such original meeting or adjourned meeting or any other meeting of the holders of First Preferred Shares and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or in the laws governing the Corporation.

If the repeal or amendment of the provisions hereinbefore contained affects the rights of the holders of First Preferred Shares of any series in a manner different from that in which the rights of the holders of First Preferred Shares of any other series are affected, then such repeal or amendment shall, in addition to being approved by the holders of the First Preferred Shares as hereinabove set forth, be approved by the holders of the First Preferred Shares of such series so affected, and the provisions of this Section 1.7 shall apply, *mutatis mutandis*, with respect to the giving of such approval.

Any meeting of the holders of the outstanding First Preferred Shares may be held at any time and for any purpose, without notice, if all holders of First Preferred Shares entitled to vote at the meeting waive notice of the meeting in writing. For the purpose of waiver of notice, the words "in writing" shall include written instrument, fax, e-mail or any other method of transmitting legibly recorded messages by a shareholder. Any holder of First Preferred Shares may waive notice of any meeting either before or after the meeting is held.

Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any holder of First Preferred Shares, shall not invalidate any action taken at any meeting.

At any meeting of the holders of First Preferred Shares without distinction as to series, each holder of First Preferred Shares shall be entitled to 1/25 of a vote for each $1 (with the Canadian dollar and the United States dollar being deemed to be at par for the purposes of this Section 1.7) paid up on each First Preferred Share held by him. At any meeting of the holders of First Preferred Shares of any particular series, each holder shall be entitled to one (1) vote in respect of each First Preferred Share of such series held by him.

2.0 SECOND PREFERRED SHARES

The Second Preferred Shares shall, as a class, rank as to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, after the first preferred shares and shall carry and be subject to the following rights, privileges, restrictions and conditions:

2.1 The Second Preferred Shares may be issued at any time and from time to time in one or more series, each series to consist of such number of second preferred shares as may, before the issue thereof, be determined by resolution passed by the Board of Directors of the Corporation. The number of shares of any series may from time to time be increased by the Board of Directors of the Corporation upon compliance with the same conditions as are applicable to the issue of shares of a new series.

2.2 The Board of Directors of the Corporation shall, subject as hereinafter provided and subject to the provisions of the Act, fix, by resolution duly passed before the issue of the Second

Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions to be attached to the Second Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing:

(i) provisions, if any, with respect to the rights of the holders of the Second Preferred Shares of such series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

(ii) whether any dividends shall be payable on the Second Preferred Shares of such series and, if dividends are to be payable thereon, the rate, amount or method of calculation of preferential dividends, whether fixed or fluctuating, whether cumulative or non-cumulative, whether such dividends are payable in money or by the issue of fully paid shares of the Corporation, the currency or currencies of payment, the date or dates and places of payment of preferential dividends and the date or dates from which such preferential dividends shall accrue;

(iii) the rights of the Corporation, if any, to purchase or redeem the Second Preferred Shares of such series, and the purchase or redemption price or the method of calculating the same, and the terms and conditions of any such purchase or redemption;

(iv) provisions, if any, with respect to the rights of the holders of the Second Preferred Shares of such series to tender such shares to the Corporation for purchase by the Corporation and to oblige the Corporation to make such purchases;

(v) the conversion rights, if any;

(vi) the terms and conditions of any share purchase plan or sinking fund with respect to the Second Preferred Shares of such series; and

(vii) the restrictions, if any, respecting payment of dividends on the Common Shares or on any other shares of the Corporation ranking junior to the Second Preferred Shares;

the whole subject to articles of amendment setting forth the designation, rights, privileges, restrictions and conditions to be attached to the Second Preferred Shares of such series and the issue of a certificate of amendment in respect thereof, and subject to the provisions now or hereafter attaching to the First Preferred Shares as a class or to any series thereof.

2.3 The Second Preferred Shares shall, with respect to the payment of dividends, be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Second Preferred Shares, but shall be subject to the prior rights in respect of the payment of dividends attaching to the First Preferred Shares, and no dividends (other than stock dividends payable in shares of the Corporation ranking junior to the Second Preferred Shares) shall at any time be declared or paid or set apart for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Second Preferred Shares, nor shall the Corporation call for redemption or purchase any of the Second Preferred Shares (less than the total number of Second Preferred Shares then outstanding) or any shares of the Corporation

ranking junior to the Second Preferred Shares unless at the date of such declaration or call for redemption or purchase as the case may be, all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Second Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative Second Preferred Shares then issued and outstanding.

2.4 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Second Preferred Shares shall be entitled to receive, subject to prior payment in full to the holders of the First Preferred Shares of all amounts payable in such circumstances on the First Preferred Shares but before any amount shall be paid to, or any property or assets of the Corporation distributed among, the holders of the Common Shares or any other shares of the Corporation ranking junior to the Second Preferred Shares, (i) the amount paid up on such Second Preferred Shares, together with, in the case of cumulative Second Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative Second Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of said Second Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Second Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Second Preferred Shares respectively. After payment to the holders of the Second Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

2.5 The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, provided, however, that in case such assets are insufficient to pay in full the amount due on all the Second Preferred Shares, then such assets shall be applied, firstly, to the payment equally and rateably of an amount equal to the amount paid up on the Second Preferred Shares of each series and the premium thereon, if any, and, secondly, *pro rata* in the payment of accrued and unpaid cumulative dividends and declared and unpaid non-cumulative dividends.

2.6 The holders of the Second Preferred Shares shall not, as such, be entitled as of right to subscribe for, or to purchase or receive the whole or any part of any issue of any shares, or of any bonds, debentures or other securities of the Corporation now or hereafter authorized, otherwise than in accordance with the exercise of the conversion rights, if any, which may from time to time attach to any series of Second Preferred Shares.

2.7 The provisions contained in Sections 2.1 to 2.6 inclusive, and in this Section 2.7 may be repealed or amended in whole or in part by articles of amendment and the issue of a certificate of amendment in respect thereof, but only with the prior approval of the holders of the Second Preferred Shares given as hereinafter specified in addition to any other approval required under the Act.

The approval of the holders of the Second Preferred Shares as to any and all matters hereinbefore referred to may be given in writing by a resolution signed by all the holders of the Second Preferred Shares or by resolution passed by not less than two-thirds (2/3) of the votes cast at a meeting of the holders of the Second Preferred Shares duly called for the purpose at which meeting, when originally held, the holders of not less than a majority of the outstanding Second Preferred Shares are present in person or represented by proxy in accordance with the by-laws of the Corporation. If at any such meeting, the holders of a majority of the outstanding Second Preferred Shares are not present in person or represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being no less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of the meeting and, at such adjourned meeting, the holders of Second Preferred Shares present in person or represented by proxy, whether or not they hold more or less than a majority of all Second Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Second Preferred Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Second Preferred Shares shall be given not less than twenty-one (21) days or more than fifty (50) days prior to the date fixed for such meeting and shall state the nature of the business to be transacted and the text of any resolution to be submitted to the meeting. Notice of any such adjourned meeting shall be given: (i) not less than seven (7) days prior to the date fixed for such adjourned meeting, if the original meeting was adjourned by one or more adjournments for an aggregate of less than thirty (30) days, but it shall not be necessary to state in such notice the business for which the adjourned meeting is called or the text of any resolution to be submitted to the adjourned meeting, and (ii) as required by the Act, if the original meeting was adjourned by one or more adjournments for an aggregate of thirty (30) days or more. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting or any other meeting of the holders of Second Preferred Shares and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or in the laws governing the Corporation.

If the repeal or amendment of the provisions hereinbefore contained affects the rights of the holders of Second Preferred Shares of any series in a manner different from that in which the rights of the holders of Second Preferred Shares of any other series are affected, then such repeal or amendment shall, in addition to being approved by the holders of the Second Preferred Shares as hereinabove set forth, be approved by the holders of the Second Preferred Shares of such series so affected, and the provisions of this Section 2.7 shall apply, *mutatis mutandis*, with respect to the giving of such approval.

Any meeting of the holders of the outstanding Second Preferred Shares may be held at any time and for any purpose, without notice, if all holders of Second Preferred Shares entitled to vote at the meeting waive notice of the meeting in writing. For the purpose of waiver of notice, the words "in writing" shall include written instrument, fax, e-mail or any other method of

transmitting legibly recorded messages by a shareholder. Any holder of Second Preferred Shares may waive notice of any meeting either before or after the meeting is held.

Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any holder of Second Preferred Shares, shall not invalidate any action taken at any meeting.

At any meeting of the holders of Second Preferred Shares without distinction as to series, each holder of Second Preferred Shares shall be entitled to 1/25 of a vote for each $1 (with the Canadian dollar and the United States dollar being deemed to be at par for the purposes of this Section 2.7) paid up on each Second Preferred Share held by him. At any meeting of the holders of Second Preferred Shares of any particular series, each holder shall be entitled to one (1) vote in respect of each Second Preferred Share of such series held by him.

3.0 COMMON SHARES

The Common Shares shall, as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

3.1 Each Common Share of the Corporation shall entitle the holder thereof to one (1) vote at all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote).

3.2 Subject to the prior rights with respect to the payment of dividends attaching to the First Preferred Shares, the Second Preferred Shares and to any other class of shares of the Corporation which rank prior to the Common Shares, the holders of the Common Shares shall be entitled to receive, as and when declared by the Board of Directors of the Corporation, dividends which may be paid in money, property or by the issue of fully paid shares of the Corporation.

3.3 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attached to the First Preferred Shares and the Second Preferred Shares, either as a class or series, and to any other class or series of shares of the Corporation which rank prior to the Common Shares, the Common Shares shall entitle the holders thereof to receive the remaining property of the Corporation.

3.4 Notwithstanding the provisions attaching to the Common Shares, the Corporation may at any time and from time to time amend the Articles of the Corporation to

(i) effect an exchange, reclassification or cancellation of all or part of the Common Shares;

(ii) create a new class of shares equal or superior to the Common Shares; or

(iii) increase any maximum number of authorized shares of any class of shares having rights or privileges equal or superior to the Common Shares,

without in any of such cases the holders of the Common Shares being entitled to vote separately thereon as a class; provided, however, that the holders of common shares shall always be entitled to vote in any of such cases in accordance with Section 3.1 hereof.

11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

None

12. Other provisions, (if any):
Autres dispositions s'il y a lieu :

See page 6A attached hereto.

SCHEDULE TO ARTICLES OF CONTINUANCE
OF
PRIMO WATER CORPORATION

12. Other provisions, if any

Without in any way limiting the powers conferred upon the Corporation and its directors by the *Business Corporations Act* (Ontario) (the "**Act**"), the Board of Directors of the Corporation may from time to time on behalf of the Corporation:

(a) borrow money upon the credit of the Corporation and limit or increase the amount to be borrowed;

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness, guarantees or securities of the Corporation, whether secured or unsecured;

(c) to the extent permitted by the Act, give guarantees on behalf of the Corporation to secure performance of any obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise;

(d) mortgage, hypothecate, pledge or otherwise, the real or personal, movable or immovable property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings, to secure any present or future debt obligations or any money borrowed or other debt, liability or obligation of the Corporation, including any bonds, debentures, notes, create a security interest in all or any of debenture stock, other evidences of indebtedness, guarantees or securities of the Corporation which it is by law entitled to issue; and

(e) delegate to one or more of the directors or officers of the Corporation all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation.

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Meetings of shareowners of the Corporation may be held at such place inside or outside Canada as the directors from time to time may determine.

13. The corporation has complied with subsection 180(3) of the *Business Corporations Act*.
La société s'est conformée au paragraphe 180(3) de la *Loi sur les sociétés par actions*.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on
Le maintien de la société en vertu des lois de la province de l'Ontario a été dûment autorisé en vertu des lois de l'autorité législative sous le régime de laquelle la société a été constituée ou fusionnée ou antérieurement maintenue le

2021/05/04
Year, Month, Day
année, mois, jour

15. The corporation is to be continued under the *Business Corporations Act* to the same extent as if it had been incorporated thereunder.
Le maintien de la société en vertu de la *Loi sur les sociétés par actions* a le même effet que si la société avait été constituée en vertu de cette loi.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Primo Water Corporation

Name of Corporation / Dénomination sociale de la société

By / Par

Signature / Signature

Thomas Harrington

Print name of signatory / Nom du signataire en lettres moulées

by e-signature

Director

Description of Office / Fonction

These articles **must** be signed by a director or officer of the corporation (e.g. president, secretary)
Ces statuts doivent être signés par un administrateur ou un dirigeant de la société (p. ex. : président, secrétaire).